Exhibit 10.2

Execution Version

GUARANTY AND COLLATERAL AGREEMENT

THIS GUARANTY AND COLLATERAL AGREEMENT (as it may be amended, amended and restated, restated, supplemented or otherwise modified from time to time, this “Agreement”) is entered into as of October 20, 2017 by and among SESI, L.L.C., a Delaware limited liability company (the “Borrower”), Superior Energy Services, Inc., a Delaware corporation (the “Parent”), each of the other undersigned Loan Parties and any additional entities which become parties to this Agreement by executing a Supplement hereto in substantially the form of Annex I hereto (such additional entities, together with the Borrower, the Parent and each of the other undersigned Loan Parties, each an “Obligor”, and collectively, the “Obligors”), and JPMorgan Chase Bank, N.A., in its capacity as administrative agent (the “Administrative Agent”), on behalf of and for the benefit of the Secured Parties.

PRELIMINARY STATEMENT

The Borrower, the Parent, the Administrative Agent and the Lenders are entering into a Fifth Amended and Restated Credit Agreement dated as of October 20, 2017 (as it may be amended, amended and restated, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Each Obligor is entering into this Agreement in order to induce the Lenders to enter into and extend credit to the Borrower under the Credit Agreement and to secure the Secured Obligations that each Guarantor has agreed to guarantee pursuant to this Agreement.

The Borrower, the Parent, JPMorgan Chase Bank, N.A., in its capacity as administrative agent for the Existing Lenders (the “Existing Administrative Agent”), and the banks and other financial institutions party thereto as lenders (the “Existing Lenders”) entered into the Fourth Amended and Restated Credit Agreement dated as of February 22, 2016, providing for extensions of credit to be made by the Existing Lenders to the Borrower (such agreement, as amended, supplemented or otherwise modified to date, the “Existing Credit Agreement”).

The Borrower, Parent and certain of the Borrower’s subsidiaries entered into one or more of the following agreements pursuant to the Existing Credit Agreement: (a) the Security Agreement (as amended, supplemented or otherwise modified to date) entered into as of February 22, 2016 by and among the Borrower and certain of its subsidiaries, in favor of the Existing Administrative Agent, in its capacity as administrative agent for the benefit of the Secured Parties (as defined in the Existing Credit Agreement, the “Existing Secured Parties”) under the Existing Credit Agreement, (b) the Security Agreement (Stock and Membership Interests) (as amended, supplemented or otherwise modified to date) entered into as of February 22, 2016 by and among the Borrower, the Parent and certain of the Borrower’s subsidiaries, in favor of the Existing Administrative Agent, in its capacity as administrative agent for the benefit of the Existing Secured Parties under the Existing Credit Agreement, and (c) the Security Agreement (Intellectual Property) (as amended, supplemented or otherwise modified to date) entered into as of February 22, 2016 by and among certain of the Borrower’s subsidiaries, in favor of the Existing Administrative Agent, in its capacity as administrative agent for the benefit of the Existing Secured Parties under the Existing Credit Agreement (such security agreements, the “Existing Security Agreements”).

The Parent and certain of the Borrower’s subsidiaries entered into one or more of the following agreements pursuant to the Existing Credit Agreement: (a) the Amended and Restated Parent Guaranty entered into as of February 22, 2016 by the Parent in favor of the Existing Administrative Agent, in its capacity as administrative agent for the benefit of the Existing Secured Parties under the Existing Credit Agreement and (b) the Subsidiary Guaranty entered into as of February 22, 2016 by certain of the Borrower’s subsidiaries in favor of the Existing Administrative Agent, in its capacity as administrative agent for the benefit of the Existing Secured Parties under the Existing Credit Agreement (such guaranty agreements, the “Existing Guaranty Agreements”).

ACCORDINGLY, in consideration of the foregoing and good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Obligors and the Administrative Agent, on behalf of the Secured Parties, hereby agree as follows:

ARTICLE I

DEFINITIONS

1.1. Terms Defined in Credit Agreement. All capitalized terms used herein and not otherwise defined have the meanings assigned to such terms in the Credit Agreement.

1.2. Terms Defined in UCC. Terms defined in the UCC which are not otherwise defined in this Agreement are used herein as defined in the UCC.

1.3. Definitions of Certain Terms Used Herein. As used in this Agreement, in addition to the terms defined in the first paragraph hereof and in the Preliminary Statement, the following terms shall have the following meanings:

“Accounts” has the meaning set forth in Article 9 of the UCC.

“Applicable IP Office” means the United States Patent and Trademark Office or the United States Copyright Office, as applicable.

“Article” means a numbered article of this Agreement, unless another document is specifically referenced.

“Chattel Paper” has the meaning set forth in Article 9 of the UCC.

“Closing Date” means the date of the Credit Agreement.

“Collateral” has the meaning set forth in Article III.

“Collateral Access Agreement” means any landlord waiver or other agreement, in form and substance reasonably satisfactory to the Administrative Agent, between the Administrative Agent and any third party (including any bailee, consignee, customs broker, or other similar Person) in possession of any Collateral or any landlord of any real property where any Collateral is located, as such landlord waiver or other agreement may be amended, restated, supplemented or otherwise modified from time to time.

“Collateral Report” means any certificate (including any Borrowing Base Certificate), report or other document delivered by any Obligor to the Administrative Agent or any Lender with respect to the Collateral pursuant to any Loan Document.

“Commercial Tort Claims” has the meaning set forth in Article 9 of the UCC.

“Commodity Account” has the meaning set forth in Article 9 of the UCC.

“Confirmatory Grant” means a Confirmatory Grant of Security Interest in Copyrights, a Confirmatory Grant of Security Interest in Patents or a Confirmatory Grant of Security Interest in Trademarks, as applicable.

“Control” has the meaning set forth in Article 8 or, if applicable, in Section 9-104, 9-105, 9-106 or 9-107 of Article 9 of the UCC.

“Copyrights” means all rights, title and interests (and all IP Ancillary Rights) arising under any Requirement of Law in or relating to copyrights and all mask works, database and design rights, whether or not registered or published, all registrations and recordations thereof and all applications in connection therewith.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Deposit Accounts” has the meaning set forth in Article 9 of the UCC.

“Documents” has the meaning set forth in Article 9 of the UCC.

“Equipment” has the meaning set forth in Article 9 of the UCC.

“Event of Default” means an event described in Section 6.1.

“Excluded Assets” shall mean (i) any permit, lease, license, contract or agreement to which any Obligor is a party or any of its rights or interests thereunder to the extent that the grant of a security interest hereunder (a) is prohibited by or a violation of any law, rule or regulation applicable to such Obligor or (b) shall constitute or result in a breach of a term or provision of, or the termination of or a default under the terms of, such permit, lease, license, contract or agreement, (ii) property owned by any Obligor that is subject to a purchase money Lien or Capital Lease permitted under the Credit Agreement if the agreement pursuant to which such Lien is granted (or the document providing for such Capital Lease) prohibits, or requires the consent of any Person other than the Obligors which has not been obtained as a condition to, the creation of any other Lien on such property; provided further that the exclusions referred to in clauses (i) and (ii) of this definition shall not include any Proceeds of such permit, lease, license, contract or agreement or property; (iii) any “intent-to-use” application for registration of a Trademark filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051, prior to the filing of a “Statement of Use” pursuant to Section 1(d) of the Lanham Act or an “Amendment to Allege Use” pursuant to Section 1(c) of the Lanham Act with respect thereto, solely to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of any registration that issues from such intent-to-use application under applicable federal law, (iv) Equity Interests in any Subsidiary of any Obligor (other than a Wholly-Owned Subsidiary) acquired after the Closing Date to the extent the grant of a security interest pursuant to this Agreement is prohibited by the terms of the organization documents or any joint venture agreement of such Subsidiary and such prohibition (a) existed at the time such Subsidiary was acquired and (b) was not created in anticipation or contemplation thereof (v) Vehicles, vessels, aircraft, tractors, trailers, other rolling stock and any other similar mobile goods or serial numbered goods (including, without limitation, accessories, superstructures and racks) and any assets otherwise subject to certificates of title, (vi) any insurance proceeds to the extent not related to any Collateral (vii) Equity Interests of any Subsidiary not required to be pledged pursuant to Section 2.18(a) or Section 2.18(d) of the Credit Agreement, (viii) Equity Interests of any Domestic Subsidiary (including disregarded entity for U.S. federal income tax purposes) substantially all of whose assets consist of Equity Interests and/or Indebtedness of one or more Foreign Subsidiaries that are “controlled foreign corporation” within the meaning of Section 957 of the Code held directly or through Subsidiaries and (ix) any Security Entitlements to the extent not relating to any Collateral.

“Exhibit” refers to a specific exhibit to this Agreement, unless another document is specifically referenced.

“Existing Administrative Agent” has the meaning set forth in the Preliminary Statement.

“Existing Credit Agreement” has the meaning set forth in the Preliminary Statement.

“Existing Guaranty Agreements” has the meaning set forth in the Preliminary Statement.

“Existing Lenders” has the meaning set forth in the Preliminary Statement.

“Existing Secured Parties” has the meaning set forth in the Preliminary Statement.

“Existing Security Agreements” has the meaning set forth in the Preliminary Statement.

“Fixtures” has the meaning set forth in Article 9 of the UCC.

“General Intangibles” has the meaning set forth in Article 9 of the UCC.

“Goods” has the meaning set forth in Article 9 of the UCC.

“Guarantors” means each of the Obligors other than the Borrower.

“Industrial Designs” means all right, title and interest (and all related IP Ancillary Rights) arising under any Requirement of Law in or relating to registered industrial designs and industrial design applications.

“Instruments” has the meaning set forth in Article 9 of the UCC.

“Intellectual Property” means all rights, title and interests in or relating to intellectual property and industrial property arising under any Requirement of Law and all IP Ancillary Rights relating thereto, including all Copyrights, Patents, Industrial Designs, Trademarks, Trade Secrets and IP Licenses.

“Inventory” has the meaning set forth in Article 9 of the UCC.

“Investment Property” has the meaning set forth in Article 9 of the UCC.

“IP Ancillary Rights” means, with respect to any Intellectual Property, as applicable, all divisionals, reversions, continuations, continuations-in-part, reissues, reexaminations, renewals and extensions of, such Intellectual Property and all income, royalties, proceeds and Liabilities at any time due or payable or asserted under or with respect to any of the foregoing or otherwise with respect to such Intellectual Property, including all rights to sue or recover at law or in equity for any past, present or future infringement, misappropriation, dilution, violation or other impairment thereof, and, in each case, all rights to obtain any other IP Ancillary Right.

“IP License” means all contractual obligations (and all related IP Ancillary Rights), whether written or oral, granting any right, title and interest in or relating to any Intellectual Property.

“Letter-of-Credit Rights” has the meaning set forth in Article 9 of the UCC.

“Liabilities” means all claims, actions, suits, judgments, damages, losses, liability, obligations, responsibilities, fines, penalties, sanctions, costs, fees, Taxes, commissions, charges, disbursements and expenses (including those incurred upon any appeal or in connection with the preparation for and/or response to any subpoena or request for document production relating thereto), in each case of any kind or nature (including interest accrued thereon or as a result thereto and fees, charges and disbursements of financial, legal and other advisors and consultants), whether joint or several, whether or not indirect, contingent, consequential, actual, punitive, treble or otherwise.

“Material Intellectual Property” means Intellectual Property that is owned by or licensed to any Obligor and material to the conduct of such Obligor’s business.

“Maximum Liability” has the meaning set forth in Section 2.4(a).

“Patents” means all rights, title and interests (and all related IP Ancillary Rights) arising under any Requirement of Law in or relating to United States letters patent and applications therefor.

“Pledged Collateral” means all Equity Interests, Instruments, Securities and other Investment Property of the Obligors, whether or not physically delivered to the Administrative Agent pursuant to this Agreement.

“Receivables” means the Accounts, Chattel Paper, Documents, Instruments and any other rights or claims to receive money which are General Intangibles or which are otherwise included as Collateral.

“Requirement of Law” or “Requirements of Law” means, as to any Person, any law, treaty, rule, regulation, statute, order, ordinance, decree, judgment, consent decree, writ, injunction, settlement agreement or governmental requirement enacted, promulgated or imposed or entered into or agreed by any Governmental Authority, in each case applicable to or binding upon such Person or any of its property or assets or to which such Person or any of its property or assets is subject.

“Section” means a numbered section of this Agreement, unless another document is specifically referenced.

“Securities Account” has the meaning set forth in Article 8 of the UCC.

“Security” has the meaning set forth in Article 8 of the UCC.

“Stock Rights” means all dividends, instruments or other distributions and any other right or property which the Obligors shall receive or shall become entitled to receive for any reason whatsoever with respect to, in substitution for or in exchange for any Equity Interest constituting Collateral.

“Supplement” means any Supplement to this Agreement in substantially the form of Annex I hereto executed by an entity that becomes an Obligor under this Agreement after the date hereof.

“Supporting Obligations” has the meaning set forth in Article 9 of the UCC.

“Trademarks” means all rights, title and interests (and all related IP Ancillary Rights) arising under any Requirement of Law in or relating to trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers and, in each case, all goodwill associated therewith, all registrations and recordations thereof and all applications in connection therewith.

“Trade Secrets” mean all right, title and interest (and all related IP Ancillary Rights) arising under any Requirement of Law in or relating to proprietary, confidential and/or non-public information, however documented, including but not limited to confidential ideas, know-how, concepts, methods, processes, formulae, reports, data, customer lists, mailing lists, business plans and all other trade secrets.

“UCC” means the Uniform Commercial Code, as in effect from time to time, of the State of New York or of any other state the laws of which are required as a result thereof to be applied in connection with the attachment, perfection or priority of, or remedies with respect to, Administrative Agent’s or any other Secured Party’s Lien on any Collateral.

“Vehicles” means all cars, trucks, forklifts and other vehicles covered by a certificate of title under the law of any state and all tires and other appurtenances to any of the foregoing.

The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

ARTICLE II

GUARANTY

2.1. Guaranty. Each Guarantor hereby absolutely, unconditionally and irrevocably guarantees, as primary obligor and not as surety, the full and punctual payment (whether at stated maturity, upon acceleration or early termination or otherwise, and at all times thereafter) and performance of the Secured Obligations, including without limitation any such Secured Obligations incurred or accrued during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, whether or not allowed or allowable in such proceeding (including post-petition interest). Upon failure by the Borrower to pay punctually any such amount, each Guarantor agrees that it shall forthwith on demand pay to the Administrative Agent for the benefit of the Secured Parties, the amount not so paid at the place and in the manner specified in the Credit Agreement, any other Loan Document, any Rate Management Transaction or any transaction related to Specified Cash Management Obligations, as the case may be. This Agreement is a guaranty of payment and not of collection. Each Guarantor waives any right to require the Secured Parties to sue the Borrower, any other Guarantor, or any other person obligated for all or any part of the Secured Obligations, or otherwise to enforce its payment against any collateral securing all or any part of the Secured Obligations.

2.2. Subrogation. Each Guarantor hereby agrees not to assert any right, claim or cause of action, including, without limitation, a claim for subrogation, reimbursement, indemnification or otherwise, against the Borrower arising out of or by reason of this Agreement or the obligations hereunder, including, without limitation, the payment or securing or purchasing of any of the Secured Obligations by any Guarantor unless and until the Secured Obligations are indefeasibly paid in full, any commitment to lend under the Credit Agreement or, any other Loan Document is terminated and all Rate Management Transactions and transactions in respect of Specified Cash Management Obligations have terminated or expired or have been cash-collateralized in a manner reasonably satisfactory to the Administrative Agent.

2.3. Stay of Acceleration. If acceleration of the time for payment of any of the Secured Obligations is stayed upon the insolvency, bankruptcy or reorganization of the Borrower, all such amounts otherwise subject to acceleration under the terms of the Credit Agreement, any other Loan Document, any Rate Management Transaction or any transaction in respect of Specified Cash Management Obligations shall nonetheless be payable by the Guarantors hereunder forthwith on demand by the Administrative Agent.

2.4. Limitation of Obligations.

(a) The provisions of this Agreement are severable, and in any action or proceeding involving any state corporate law, or any state, federal or foreign bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of the Guarantors under this Agreement would otherwise be held or determined to be avoidable, invalid or unenforceable on account of the amount of such Guarantor’s liability under this Agreement, then, notwithstanding any other provision of this Agreement to the contrary, the amount of such liability shall, without any further action by any Guarantor, the Administrative Agent or any Lender, be automatically limited and reduced to the highest amount that is valid and enforceable as determined in such action or proceeding (such highest amount determined hereunder being the relevant Guarantor’s “Maximum Liability”). This Section 2.4 with respect to the Maximum Liability of the Guarantors is intended solely to preserve the rights of the Administrative Agent hereunder to the maximum extent not subject to avoidance under applicable law, and neither the Guarantors nor any other person or entity shall have any right or claim under this Section 2.4 with respect to the Maximum Liability, except to the extent necessary so that the obligations of the Guarantors hereunder shall not be rendered voidable under applicable law.

(b) Each Guarantor agrees that the Secured Obligations may at any time and from time to time exceed the Maximum Liability of such Guarantor, and may exceed the aggregate Maximum Liability of all other Guarantors, without impairing this Agreement or affecting the rights and remedies of the Administrative Agent hereunder. Nothing in this Section 2.4 shall be construed to increase any Guarantor’s obligations hereunder beyond its Maximum Liability.

2.5. No Duty to Advise. Each Guarantor assumes all responsibility for being and keeping itself informed of the Borrower’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Secured Obligations and the nature, scope and extent of the risks that the each Guarantor assumes and incurs under this Agreement, and agrees that neither the Administrative Agent nor any Lender has any duty to advise the any guarantor of information known to it regarding those circumstances or risks.

ARTICLE III

GRANT OF SECURITY INTEREST

Each Obligor hereby pledges, assigns and grants to the Administrative Agent, on behalf of and for the benefit of the Secured Parties, a security interest in all of its right, title and interest in, to and under all personal property and other assets, whether now owned by or owing to, or hereafter acquired by or arising in favor of such Obligor (including under any trade name or derivations thereof), whether owned or consigned by or to, or leased from or to, such Obligor and regardless of where located (all of which will be collectively referred to as the “Collateral”), to secure the prompt and complete payment and performance of the Secured Obligations. For the avoidance of doubt, the Collateral shall include the following:

(i)	all Accounts;

(ii)	all Chattel Paper;

(iii)	all Copyrights, Patents and Trademarks;

(iv)	all Documents;

(v)	all Equipment;

(vi)	all Fixtures;

(vii)	all General Intangibles;

(viii)	all Goods;

(ix)	all Instruments;

(x)	all Inventory;

(xi)	all Investment Property;

(xii)	all cash or cash equivalents;

(xiii)	all letters of credit, Letter-of-Credit Rights and Supporting Obligations;

(xiv)	all Deposit Accounts with any bank or other financial institution;

(xv)	all Commercial Tort Claims; and

(xvi)	all accessions to, substitutions for and replacements, proceeds (including Stock Rights), insurance proceeds and products of the foregoing, together with all books and records, customer lists, credit files, computer files, programs, printouts and other computer materials and records related thereto and any General Intangibles at any time evidencing or relating to any of the foregoing;

provided, the foregoing pledge, assignment and grant of security interest, insofar as it concerns any Equity Interest of a Foreign Subsidiary, shall be limited to 66% of the outstanding Equity Interests of the direct Foreign Subsidiaries of the Obligors, in each case currently represented by the certificates described on Exhibit E, registered in such Obligor’s name, together with any additional Equity Interests of such Subsidiaries issued hereafter as dividends, splits or otherwise, in respect of such Equity Interests (but in no event shall the aggregate of said Equity Interests pledged hereunder in respect of any Foreign Subsidiary at any time exceed 66% of the outstanding Equity Interests of such Subsidiary); provided, further, the amount of the Obligations that will be Secured Obligations secured by the Collateral will be limited to the maximum principal amount permitted to be secured under the Senior Notes without triggering the equal and ratable provisions thereof. On any date, if the Obligations or any portion thereof which are not then secured by the Collateral may become so secured pursuant to the terms of the Senior Notes without triggering the equal and ratable provisions thereof, such Obligations or portion thereof, as applicable, shall automatically be Secured Obligations in accordance with the terms of the Credit Agreement and the other Loan Documents.

Notwithstanding anything to the contrary in this Agreement, none of the Excluded Assets shall constitute Collateral.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Each Obligor represents and warrants, and each Obligor that becomes a party to this Agreement pursuant to the execution of a Supplement represents and warrants (after giving effect to supplements, if any, to each of the Exhibits hereto with respect to such Obligor as attached to such Supplement), to the Administrative Agent and the Lenders that:

4.1. Title, Authorization, Validity, Enforceability, Perfection and Priority. Such Obligor has good and valid rights in or the power to transfer the Collateral and title to the Collateral with respect to which it has purported to grant a security interest hereunder, free and clear of all Liens except for Permitted Liens, and has full power and authority to grant to the Administrative Agent the security interest in the Collateral pursuant hereto. The execution and delivery by such Obligor of this Agreement has been duly authorized by proper corporate, limited liability company, or partnership proceedings of such Obligor, and this Agreement constitutes a legal valid and binding obligation of such Obligor and creates a security interest which is enforceable against such Obligor in all Collateral it now owns or hereafter acquires, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law. When financing statements have been filed in the appropriate offices against such Obligor in the locations listed on Exhibit F, the Administrative Agent will have a fully perfected first priority security interest in that Collateral of such Obligor in which a security interest may be perfected by filing, subject only to Permitted Liens.

4.2. Type and Jurisdiction of Organization, Organizational and Identification Numbers. The type of entity of such Obligor, its state of organization, the organizational number issued to it by its state of organization and its federal employer identification number are set forth on Exhibit A.

4.3. Principal Location. Such Obligor’s mailing address and the location of its place of business (if it has only one) or its chief executive office (if it has more than one place of business), are disclosed in Exhibit A; such Obligor has no other places of business except those set forth in Exhibit A.

4.4. Collateral Locations. All of such Obligor’s locations where Collateral included in the Borrowing Base on the Closing Date is located are listed on Exhibit A. All of said locations are owned by such Obligor except for locations (i) which are leased by the Obligor as lessee and designated in Part VIII(b) of Exhibit A and (ii) at which Inventory is held in a public warehouse or is otherwise held by a bailee or on consignment as designated in Part VIII(c) of Exhibit A.

4.5. Deposit Accounts; Securities Accounts; Commodity Accounts. All of such Obligor’s Deposit Accounts, Securities Accounts and Commodity Accounts (other than Uncontrolled Accounts) are listed on Schedule 4 to the Credit Agreement.

4.6. Exact Names. Such Obligor’s name in which it has executed this Agreement is the exact name as it appears in such Obligor’s organizational documents, as amended, as filed with such Obligor’s jurisdiction of organization. Such Obligor has not, during the past five years, been known by or used any other corporate or fictitious name, or been a party to any merger or consolidation, or been a party to any acquisition, except as set forth in Part VI of Exhibit A.

4.7. Letter-of-Credit Rights and Chattel Paper. Exhibit B lists all Letter-of-Credit Rights and Chattel Paper, in each case having a value in excess of $1,000,000, of such Obligor. All action by such Obligor necessary or desirable to protect and perfect the Administrative Agent’s Lien on each item listed on Exhibit B (including the delivery of all originals and the placement of a legend on all Chattel Paper as required hereunder) has been duly taken. The Administrative Agent will have a fully perfected first priority security interest in the Collateral listed on Exhibit B, subject only to Permitted Liens.

4.8. Accounts and Chattel Paper.

(a) The names of the obligors, amounts owing, due dates and other information with respect to its Accounts and Chattel Paper are and will be correctly stated in all records of such Obligor relating thereto and in all invoices and Collateral Reports with respect thereto furnished to the Administrative Agent by such Obligor from time to time. As of the time when each Account or each item of Chattel Paper arises, such Obligor shall be deemed to have represented and warranted that such Account or Chattel Paper, as the case may be, and all records relating thereto, are genuine and in all respects what they purport to be.

(b) With respect to its Accounts, except as specifically disclosed on the most recent Collateral Report, (i) all Accounts are Eligible Accounts; (ii) all Accounts represent bona fide sales of Inventory or rendering of services to Account Debtors in the ordinary course of such Obligor’s business and are not evidenced by a judgment, Instrument or Chattel Paper; (iii) there are no setoffs, claims or disputes existing or asserted with respect thereto and such Obligor has not made any agreement with any Account Debtor for any extension of time for the payment thereof, any compromise or settlement for less than the full amount thereof, any release of any Account Debtor from liability therefor, or any deduction therefrom except any extension, discount or allowance allowed by such Obligor in the ordinary course of its business for prompt payment; (iv) to such Obligor’s knowledge, there are no facts, events or occurrences which in any way impair the validity or enforceability thereof or could reasonably be expected to reduce the amount payable thereunder as shown on such Obligor’s books and records and any invoices, statements and Collateral Reports with respect thereto; (v) such Obligor has not received any notice of proceedings or actions which are threatened or pending against any Account Debtor which would reasonably be expected to result in a Material Adverse Effect in such Account Debtor’s financial condition; and (vi) except as otherwise disclosed in the most recently delivered Collateral Report, such Obligor has no knowledge that any Account Debtor has become insolvent or is generally unable to pay its debts as they become due.

(c) In addition, with respect to all of its Accounts, (i) the amounts shown on all invoices, statements and Collateral Reports with respect thereto are actually and absolutely owing to such Obligor as indicated thereon and are not in any way contingent; and (ii) to such Obligor’s knowledge, all Account Debtors have the capacity to contract.

4.9. Inventory. With respect to any of its Inventory scheduled or listed on the most recent Collateral Report, (a) such Inventory (other than Inventory in transit) is located at one of such Obligor’s locations set forth on Exhibit A, (b) no Inventory (other than Inventory in transit) is now, or shall at any time or times hereafter be stored at any other location except as permitted by Section 5.1(g), (c) such Obligor has good, indefeasible and merchantable title to such Inventory and such Inventory is not subject to any Lien or security interest or document whatsoever except for Permitted Liens, (d) except as specifically disclosed in the most recent Collateral Report, such Inventory is Eligible Inventory of good and merchantable quality, free from any defects, (e) such Inventory is not subject to any licensing, patent, royalty, trademark, trade name or copyright agreements with any third parties which would require any consent of any third party upon sale or disposition of that Inventory or the payment of any monies to any third party upon such sale or other disposition, (f) such Inventory has been produced in accordance with the Federal Fair Labor Standards Act of 1938, as amended, and all rules, regulations and orders thereunder and (g) the completion of manufacture, sale or other disposition of such Inventory by the Administrative Agent following an Event of Default shall not require the consent of any Person and shall not constitute a breach or default under any contract or agreement to which such Obligor is a party or to which such property is subject.

4.10. Intellectual Property.

(a) Exhibit C contains a complete and accurate listing as of the Closing Date of the following Intellectual Property such Obligor owns, licenses or otherwise has the right to use: (i) Intellectual Property that is registered or subject to applications for registration and (ii) Material Intellectual Property, separately identifying that owned and licensed to such Obligor and including for each of the foregoing items (1) the owner, (2) the title, (3) the jurisdiction in which such item has been registered or otherwise arises or in which an application for registration has been filed, (4) as applicable, the registration or application number and registration or application date and (5) any IP Licenses or other rights (including franchises) granted by such Obligor with respect thereto. Such Obligor owns directly or is entitled to use, by license or otherwise, all Intellectual Property necessary for the conduct of such Obligor’s business as currently conducted. All of the U.S. registrations, applications for registration or applications for issuance of the Intellectual Property are in good standing and are recorded or in the process of being recorded in the name of such Obligor.

(b) On the Closing Date, all Material Intellectual Property owned by such Obligor is valid, in full force and effect, subsisting, unexpired and enforceable, and no Material Intellectual Property has been abandoned. None of the following shall limit or impair the ownership, use, validity or enforceability of, or any rights of such Obligor in, any Material Intellectual Property: (i) the consummation of the transactions contemplated by any Loan Documents or (ii) any holding, decision, judgment or order rendered by any Governmental Authority. There are no pending (or, to the knowledge of such Obligor, threatened) actions, investigations, suits, proceedings, audits, claims, demands, orders or disputes challenging the ownership, use, validity, enforceability of, or such Obligor’s rights in, any Material Intellectual Property of such Obligor which would reasonably be expected to have a Material Adverse Effect. To such Obligor’s knowledge, no Person has been or is infringing, misappropriating, diluting, violating or otherwise impairing any Intellectual Property of such Obligor.

(c) No settlement or consents, covenants not to sue, nonassertion assurances, or releases have been entered into by such Obligor or exist to which such Obligor is bound that adversely affect its rights to own or use any Intellectual Property except as could not be reasonably expected to result in a Material Adverse Effect, in each case individually or in the aggregate.

(d) None of the Collateral included in the Borrowing Base owned by it contains or is subject to any Intellectual Property that the Parent, Borrower or any of its Subsidiaries owns, licenses or otherwise has the right to use which would prevent any Secured Party from selling or otherwise disposing of such Inventory without (i) infringing the rights of such licensor, (ii) violating any contract with such licensor, or (iii) incurring any liability with respect to payment of royalties other than royalties incurred pursuant to sale of such Inventory under the current licensing agreement.

4.11. Filing Requirements. None of the Collateral owned by it is of a type for which security interests or liens may be perfected by filing under any federal statute except for Patents, Trademarks and Copyrights held by such Obligor and described in Exhibit C. The legal description, county and street address of each property on which any Fixtures are located is set forth in Exhibit D together with the name and address of the record owner of each such property.

4.12. No Financing Statements, Security Agreements. No financing statement or security agreement describing all or any portion of the Collateral which has not lapsed or been terminated (by a filing authorized by the secured party in respect thereof) naming such Obligor as debtor has been filed or is of record in any jurisdiction except for financing statements or security agreements (a) naming the Administrative Agent on behalf of the Secured Parties as the secured party and (b) in respect to other Permitted Liens.

4.13. Pledged Collateral.

(a) Exhibit E sets forth a complete and accurate list of all Pledged Collateral owned by such Obligor. Such Obligor is the direct, sole beneficial owner and sole holder of record of the Pledged Collateral listed on Exhibit E as being owned by it, free and clear of any Liens, except for any Permitted Liens. Such Obligor further represents and warrants that (i) all Pledged Collateral owned by it constituting an Equity Interest has been (to the extent such concepts are relevant with respect to such Pledged Collateral) duly authorized, validly issued, are fully paid and non-assessable, (ii) with respect to any certificates delivered to the Administrative Agent representing an Equity Interest, either such certificates are Securities as defined in Article 8 of the UCC as a result of actions by the issuer or otherwise, or, if such certificates are not Securities, such Obligor has so informed the Administrative Agent so that the Administrative Agent may take steps to perfect its security interest therein as a General Intangible and (iii) all such Pledged Collateral held by a securities intermediary or commodity intermediary is covered by a control agreement among such Obligor, the securities intermediary or commodity intermediary, as applicable, and the Administrative Agent pursuant to which the Administrative Agent has Control.

(b) In addition, (i) none of the Pledged Collateral owned by it has been issued or transferred in violation of the securities registration, securities disclosure or similar laws of any jurisdiction to which such issuance or transfer may be subject, (ii) no options, warrants, calls or commitments of any character whatsoever (A) exist relating to such Pledged Collateral or (B) obligate the issuer of any Equity Interest included in the Pledged Collateral to issue additional Equity Interests, and (iii) no consent, approval, authorization, or other action by, and no giving of notice, filing with, any governmental authority or any other Person is required for the pledge by such Obligor of such Pledged Collateral pursuant to this Agreement or for the execution, delivery and performance of this Agreement by such Obligor, or for the exercise by the Administrative Agent of the voting or other rights provided for in this Agreement or for the remedies in respect of the Pledged Collateral pursuant to this Agreement, except as may be required in connection with such disposition by laws affecting the offering and sale of securities generally.

(c) Except as set forth in Exhibit E, such Obligor owns 100% of the issued and outstanding Equity Interests which constitute Pledged Collateral owned by it and none of the Pledged Collateral which represents Indebtedness owed to such Obligor is subordinated in right of payment to other Indebtedness or subject to the terms of an indenture.

ARTICLE V

COVENANTS

From the date of this Agreement and thereafter until this Agreement is terminated pursuant to the terms hereof, each Obligor party hereto as of the date hereof agrees, and from and after the effective date of any Supplement applicable to any Obligor (and after giving effect to supplements, if any, to each of the Exhibits hereto with respect to such subsequent Obligor as attached to such Supplement) and thereafter until this Agreement is terminated pursuant to the terms hereof, each such additional Obligor agrees that:

5.1. General

(a) Authorization to File Financing Statements; Ratification. Such Obligor hereby authorizes the Administrative Agent to file, and if requested will promptly deliver to the Administrative Agent, all financing statements and other documents and take such other actions as may from time to time be requested by the Administrative Agent in order to maintain a first perfected security interest in and, if applicable, Control of, the Collateral owned by such Obligor. Any financing statement filed by the Administrative Agent may be filed in any filing office in any applicable UCC jurisdiction and may (i) indicate such Obligor’s Collateral (1) as all assets of the Obligor or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC of such jurisdiction, or (2) by any other description which reasonably approximates the description contained in this Agreement, and (ii) contain any other information required by part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement or amendment, including whether such Obligor is an organization, the type of organization and any organization identification number issued to such Obligor. Such Obligor also ratifies its authorization for the Administrative Agent to have filed in any UCC jurisdiction any initial financing statements or amendments thereto if filed prior to the date hereof.

(b) Further Assurances. Such Obligor will furnish to the Administrative Agent, as often as the Administrative Agent reasonably requests, statements and schedules further identifying and describing the Collateral owned by it and such other reports and information in connection with its Collateral as the Administrative Agent may reasonably request, all in such reasonable detail as the Administrative Agent may specify. Such Obligor also agrees to take any and all actions necessary to defend title to the Collateral against all persons and to defend the security interest of the Administrative Agent in its Collateral and the priority thereof against any Lien not expressly permitted hereunder.

(c) Other Financing Statements. Such Obligor will not authorize the filing of any financing statement naming it as debtor covering all or any portion of the Collateral owned by it, except for financing statements (i) naming the Administrative Agent on behalf of the Secured Parties as the secured party, and (ii) in respect to other Permitted Liens. Such Obligor acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement without the prior written consent of the Administrative Agent, subject to such Obligor’s rights under Section 9-509(d)(2) of the UCC.

(d) Compliance with Terms. Such Obligor will perform and comply with all material obligations in respect of any material portion of the Collateral owned by it and all material agreements to which it is a party or by which it is bound relating to such Collateral.

5.2. Receivables.

(a) Certain Agreements on Receivables. Such Obligor will not make or agree to make any discount, credit, rebate or other reduction in the original amount owing on a Receivable or accept in satisfaction of a Receivable less than the original amount thereof, except that (i) other than after the occurrence and during the continuation of an Event of Default, such Obligor may reduce the amount of Accounts in accordance with its present policies and in the ordinary course of business and (ii) such Obligor may make or agree to make any such discount, credit, rebate or other reduction if such discount, credit, rebate or reduction individually or in the aggregate, is not material to such Obligor.

(b) Collection of Receivables. Except as otherwise provided in this Agreement, such Obligor will collect and enforce, at such Obligor’s sole expense, all amounts due or hereafter due to such Obligor under the Receivables owned by it.

(c) Electronic Chattel Paper. Such Obligor shall take all steps necessary to grant the Administrative Agent Control of all electronic chattel paper with a value in excess of $1,000,000 in accordance with the UCC and all “transferable records” as defined in each of the Uniform Electronic Transactions Act and the Electronic Signatures in Global and National Commerce Act.

5.3. Inventory and Equipment.

(a) Maintenance of Goods. Such Obligor will do all things reasonably necessary to maintain, preserve, protect and keep its Inventory and Equipment material to its business in good repair, working order and condition in light of the uses for such Inventory and Equipment, ordinary wear and tear excepted, and make all necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times.

(b) Returned Inventory. In the event any Account Debtor returns Inventory to such Obligor when an Event of Default exists, such Obligor, upon the request of the Administrative Agent, shall: (i) hold the returned Inventory in trust for the Administrative Agent; (ii) segregate all returned Inventory from all of its other property; (iii) dispose of the returned Inventory solely according to the Administrative Agent’s written instructions; and (iv) not issue any credits or allowances with respect thereto without the Administrative Agent’s prior written consent. All returned Inventory shall be subject to the Administrative Agent’s Liens thereon.

(c) Equipment. Such Obligor will not, without the Administrative Agent’s prior written consent, alter or remove any identifying symbol or number on any of such Obligor’s Equipment constituting Collateral.

5.4. Delivery of Chattel Paper, Documents, Equity Interests, Instruments and Securities. Such Obligor will (a) deliver to the Administrative Agent immediately upon execution of this Agreement the originals of all Chattel Paper (excluding any certificate of title), Documents, Equity Interests, Instruments and Securities (in each case with a value in excess of $1,000,000) constituting Collateral owned by it (if any then exist), (b) hold in trust for the Administrative Agent upon receipt and promptly thereafter deliver to the Administrative Agent any such Chattel Paper (excluding any certificate of title), Equity Interests, Instruments and Securities (in each case with a value in excess of $1,000,000) constituting Collateral, (c) upon the Administrative Agent’s request, deliver to the Administrative Agent any Document evidencing or constituting Collateral with a value in excess of $1,000,000 and (d) promptly upon the Administrative Agent’s request, deliver to the Administrative Agent a duly executed amendment to this Agreement, in the form of Exhibit G hereto (the “Amendment”), pursuant to which such Obligor will pledge such additional Collateral. Such Obligor hereby authorizes the Administrative Agent to attach each Amendment to this Agreement and agrees that all additional Collateral owned by it set forth in such Amendments shall be considered to be part of the Collateral.

5.5. Uncertificated Pledged Collateral. Such Obligor will permit the Administrative Agent from time to time to cause the appropriate issuers (and, if held with a securities intermediary, such securities intermediary) of uncertificated securities or other types of Pledged Collateral owned by it not represented by certificates to mark their books and records with the numbers and face amounts of all such uncertificated securities or other types of Pledged Collateral not represented by certificates and all rollovers and replacements therefor to reflect the Lien of the Administrative Agent granted pursuant to this Agreement. With respect to any Pledged Collateral owned by it, such Obligor will take any actions necessary to cause (a) the issuers of uncertificated securities which are Pledged Collateral and (b) any securities intermediary which is the holder of any such Pledged Collateral, to cause the Administrative Agent to have and retain Control over such Pledged Collateral. Without limiting the foregoing, such Obligor will, with respect to any such Pledged Collateral held with a securities intermediary, cause such securities intermediary to enter into a control agreement with the Administrative Agent, in form and substance satisfactory to the Administrative Agent and such securities intermediary.

5.6. Pledged Collateral.

(a) Issuance of Additional Securities. Such Obligor will not permit or suffer the issuer of an Equity Interest constituting Pledged Collateral owned by it to issue additional Equity Interests, any right to receive the same or any right to receive earnings, except to such Obligor.

(b) Registration of Pledged Collateral. Such Obligor will permit any registerable Pledged Collateral owned by it to be registered in the name of the Administrative Agent or its nominee at any time at the option of the Required Lenders.

(c) Exercise of Rights in Pledged Collateral.

(i) Without in any way limiting the foregoing and subject to clause (ii) below, such Obligor shall have the right to exercise all voting rights or other rights relating to the Pledged Collateral owned by it for all purposes;

(ii) Such Obligor will permit the Administrative Agent or its nominee at any time after the occurrence and during the continuation of an Event of Default, without notice, to exercise all voting rights or other rights relating to the Pledged Collateral owned by it, including, without limitation, exchange, subscription or any other rights, privileges, or options pertaining to any Equity Interest or Investment Property constituting such Pledged Collateral as if it were the absolute owner thereof; and

(iii) Such Obligor shall be entitled to collect and receive for its own use all cash dividends and interest paid in respect of the Pledged Collateral owned by it to the extent not in violation of the Credit Agreement.

5.7. Intellectual Property.

(a) After any change to Exhibit C (or the information required to be disclosed thereon), such Obligor shall provide the Administrative Agent notification thereof in the next Compliance Certificate required to be delivered under the Credit Agreement along with Confirmatory Grants for any additional Patents, Trademarks or Copyrights disclosed in such Compliance Certificate, in form and substance reasonably acceptable to the Administrative Agent and suitable for filing in the Applicable IP Office.

(b) Such Obligor shall use commercially reasonable efforts to (and shall use commercially reasonable efforts to cause all its licensees to) (i) (1) continue to use each Trademark included in the Material Intellectual Property in order to maintain such Trademark in full force and effect with respect to each class of goods for which such Trademark is currently used, free from any claim of abandonment for non-use, (2) maintain at least the same standards of quality of products and services offered under such Trademark as are currently maintained, (3) use such Trademark with the appropriate notice of registration and all other notices and legends required by applicable Requirements of Law and (4) not adopt or use any other Trademark that is confusingly similar or a colorable imitation of such Trademark unless Administrative Agent shall obtain a perfected security interest in such other Trademark pursuant to this Agreement and (ii) not do any act or omit to do any act whereby (w) such Trademark (or any goodwill associated therewith) may become destroyed, invalidated, impaired or harmed in any material way, (x) any Patent included in the Material Intellectual Property may become forfeited, misused, unenforceable, abandoned or dedicated to the public, (y) any portion of the Copyrights included in the Material Intellectual Property may become invalidated, otherwise materially impaired or fall into the public domain or (z) any Trade Secret that is Material Intellectual Property may become publicly available or otherwise unprotectable.

(c) Such Obligor shall promptly notify the Administrative Agent if it knows, or has reason to know, of any adverse determination or development regarding the validity or enforceability or such Obligor’s ownership of, interest in, right to use, register, own or maintain any Material Intellectual Property (including the institution of, or any such determination or development in, any proceeding relating to the foregoing in any Applicable IP Office).

(d) In the event that any Material Intellectual Property of such Obligor is or has been infringed, misappropriated, violated, diluted or otherwise impaired by a third party, such Obligor shall, to the extent commercially reasonable, promptly sue for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution, and shall take such other actions such Obligor shall deem appropriate under the circumstances to protect such Material Intellectual Property.

(e) Such Obligor shall take all commercially reasonable actions necessary to maintain and pursue each application, to obtain the relevant registration and to maintain the registration of all Material Intellectual Property (now or hereafter existing), including the filing of applications for renewal, affidavits of use, affidavits of noncontestability and opposition and interference and cancellation proceedings.

5.8. Commercial Tort Claims. Such Obligor shall promptly notify the Administrative Agent of any Commercial Tort Claim acquired by it where the amount of damages reasonably expected to be claimed exceeds $1,000,000.

5.9. Letter-of-Credit Rights. If such Obligor is or becomes the beneficiary of a letter of credit with a value in excess of $1,000,000, it shall promptly notify the Administrative Agent thereof.

5.10. Federal, State or Municipal Claims. Such Obligor will promptly notify the Administrative Agent of any Collateral which constitutes a claim with a value in excess of $1,000,000, against the United States government or any state or local government or any instrumentality or agency thereof, the assignment of which claim is restricted by federal, state or municipal law.

5.11. No Interference. Such Obligor agrees that it will not interfere with any right, power and remedy of the Administrative Agent provided for in this Agreement or now or hereafter existing at law or in equity or by statute or otherwise, or the exercise or beginning of the exercise by the Administrative Agent of any one or more of such rights, powers or remedies.

5.12. Change of Name or Location; Change of Fiscal Year. Such Obligor shall not (a) change its name as it appears in official filings in the state of its incorporation or organization, (b) change its chief executive office, principal place of business, mailing address, corporate offices or the location of its records concerning the Collateral as set forth in this Agreement, (c) change the type of entity that it is, (d) change its organization identification number, if any, issued by its state of incorporation or other organization, or (e) change its state of incorporation or organization, in each case, unless the Administrative Agent shall have received at least ten (10) days prior written notice of such change (or such shorter period as the Administrative Agent shall agree).

ARTICLE VI

EVENTS OF DEFAULT AND REMEDIES

6.1. Events of Default. The occurrence of any “Event of Default” under, and as defined in, the Credit Agreement shall constitute an Event of Default hereunder.

6.2. Remedies.

(a) Upon the occurrence and during the continuation of an Event of Default, the Administrative Agent may, with the concurrence or at the direction of the Required Lenders, exercise any or all of the following rights and remedies:

(i) those rights and remedies provided in this Agreement, the Credit Agreement, or any other Loan Document; provided that, this Section 6.2(a) shall not be understood to limit any rights or remedies available to the Administrative Agent and the other Secured Parties prior to an Event of Default;

(ii) those rights and remedies available to a secured party under the UCC (whether or not the UCC applies to the affected Collateral) or under any other applicable law (including, without limitation, any law governing the exercise of a bank’s right of setoff or bankers’ lien) when a debtor is in default under a security agreement;

(iii) give notice of sole control or any other instruction under any Control Agreement or and other control agreement with any depository bank, commodity intermediary or securities intermediary and take any action therein with respect to such Collateral;

(iv) without notice (except as specifically provided in Section 8.1 or elsewhere herein), demand or advertisement of any kind to any Obligor or any other Person, enter the premises of any Obligor (during the normal business hours of such Obligor) where any Collateral is located (through self-help and without judicial process) to collect, receive, assemble, process, appropriate, sell, lease, assign, grant an option or options to purchase or otherwise dispose of, deliver, or realize upon, the Collateral or any part thereof in one or more parcels at public or private sale or sales (which sales may be adjourned or continued from time to time with or without notice and may take place at any Obligor’s premises or elsewhere), for cash, on credit or for future delivery without assumption of any credit risk, and upon such other terms as the Administrative Agent may deem commercially reasonable; and

(v) concurrently with written notice to the applicable Obligor, transfer and register in its name or in the name of its nominee the whole or any part of the Pledged Collateral, exchange certificates or instruments representing or evidencing Pledged Collateral for certificates or instruments of smaller or larger denominations, exercise the voting and all other rights as a holder with respect thereto, to collect and receive all cash dividends, interest, principal and other distributions made thereon and to otherwise act with respect to the Pledged Collateral as though the Administrative Agent was the outright owner thereof.

(b) The Administrative Agent, on behalf of the Secured Parties, may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.

(c) The Administrative Agent shall have the right upon any such public sale or sales and, to the extent permitted by law, upon any such private sale or sales, to purchase for the benefit of the Administrative Agent and the other Secured Parties, the whole or any part of the Collateral so sold, free of any right of equity redemption, which equity redemption the Obligor hereby expressly releases.

(d) Until the Administrative Agent is able to effect a sale, lease, or other disposition of Collateral, the Administrative Agent shall have the right to hold or use Collateral, or any part thereof, to the extent that it deems appropriate for the purpose of preserving Collateral or its value or for any other purpose deemed appropriate by the Administrative Agent. The Administrative Agent may, if it so elects, seek the appointment of a receiver or keeper to take possession of Collateral and to enforce any of the Administrative Agent’s remedies (for the benefit of the Administrative Agent and the other Secured Parties), with respect to such appointment without prior notice or hearing as to such appointment.

(e) Notwithstanding the foregoing, neither the Administrative Agent nor any other Secured Party shall be required to (i) make any demand upon, or pursue or exhaust any of its rights or remedies against, any Obligor, any other obligor, guarantor, pledgor or any other Person with respect to the payment of the Secured Obligations or to pursue or exhaust any of its rights or remedies with respect to any Collateral therefor or any direct or indirect guarantee thereof, (ii) marshal the Collateral or any guarantee of the Secured Obligations or to resort to the Collateral or any such guarantee in any particular order, or (iii) effect a public sale of any Collateral.

(f) Each Obligor recognizes that the Administrative Agent may be unable to effect a public sale of any or all the Pledged Collateral and may be compelled to resort to one or more private sales thereof in accordance with Section 6.2(a). Each Obligor also acknowledges that any private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall not be deemed to have been made in a commercially unreasonable manner solely by virtue of such sale being private. The Administrative Agent shall be under no obligation to delay a sale of any of the Pledged Collateral for the period of time necessary to permit any Obligor or the issuer of the Pledged Collateral to register such securities for public sale under the Securities Act of 1933, as amended, or under applicable state securities laws, even if the applicable Obligor and the issuer would agree to do so.

6.3. Obligor’s Obligations Upon Default. Upon the request of the Administrative Agent after the occurrence and during the continuation of an Event of Default, each Obligor will:

(a) assemble and make available to the Administrative Agent the Collateral and all books and records relating thereto at any place or places reasonably specified by the Administrative Agent, whether at such Obligor’s premises or elsewhere;

(b) permit the Administrative Agent, by the Administrative Agent’s representatives and agents, to enter, occupy and use any premises where all or any part of the Collateral, or the books and records relating thereto, or both, are located, to take possession of all or any part of the Collateral or the books and records relating thereto, or both, to remove all or any part of the Collateral or the books and records relating thereto, or both, and to conduct sales of the Collateral, without the obligation to pay the Obligor for such use and occupancy;

(c) prepare and file, or cause an issuer of Pledged Collateral to prepare and file, with the Securities and Exchange Commission a Form 144, or comparable successor form, at the Administrative Agent’s reasonable request and in form and substance reasonably satisfactory to the Administrative Agent, and furnish to the Administrative Agent, or cause an issuer of Pledged Collateral to furnish to the Administrative Agent, any information regarding the Pledged Collateral in such detail as the Administrative Agent may specify;

(d) take, or cause an issuer of Pledged Collateral to take, any and all commercially reasonable actions necessary to register or qualify the Pledged Collateral to enable the Administrative Agent to consummate a public sale or other disposition of the Pledged Collateral; and

(e) at its own expense, cause to be prepared and delivered to the Administrative Agent, at any time, and from time to time, promptly upon the Administrative Agent’s reasonable request, the following reports with respect to the applicable Obligor: (i) a reconciliation of all Accounts; (ii) an aging of all Accounts; (iii) trial balances; and (iv) a test verification of such Accounts.

6.4. Grant of Intellectual Property License. For the purpose of enabling the Administrative Agent to exercise the rights and remedies under this Article VI upon the occurrence and during the continuation of an Event of Default, each Obligor hereby (a) grants to the Administrative Agent, for the benefit of the Administrative Agent and the other Secured Parties, a nonexclusive license (exercisable without payment of royalty or other compensation to any Obligor), including in such license the right to use, license, sublicense or practice any Intellectual Property now owned or hereafter acquired by such Obligor, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and (b) irrevocably agrees that the Administrative Agent may sell any of such Obligor’s Inventory directly to any person, including without limitation persons who have previously purchased the Obligor’s Inventory from such Obligor and in connection with any such sale or other enforcement of the Administrative Agent’s rights under this Agreement, may sell Inventory which bears any Trademark owned by or licensed to such Obligor and any

Inventory that is covered by any Copyright owned by or licensed to such Obligor and the Administrative Agent may (but shall have no obligation to) finish any work in process and affix any Trademark owned by or licensed to such Obligor and sell such Inventory as provided herein.

ARTICLE VII

ACCOUNT VERIFICATION; ATTORNEY IN FACT; PROXY

7.1. Account Verification. Upon the occurrence and during the continuation of an Event of Default, the Administrative Agent may at any reasonable time, in the Administrative Agent’s own name or in the name of a nominee of the Administrative Agent communicate (by mail, telephone, facsimile or otherwise) with the Account Debtors of any such Obligor, parties to contracts with any such Obligor and obligors in respect of Instruments of any such Obligor to verify with such Persons, to the Administrative Agent’s reasonable satisfaction, the existence, amount, terms of, and any other matter relating to, Accounts, Instruments, Chattel Paper, payment intangibles and/or other Receivables.

7.2. Authorization for Administrative Agent to Take Certain Action.

(a) Each Obligor irrevocably authorizes the Administrative Agent upon the occurrence and during the continuation of an Event of Default, in the sole discretion of the Administrative Agent and appoints the Administrative Agent as its attorney in fact (i) to execute on behalf of such Obligor as debtor and to file financing statements necessary or desirable in the Administrative Agent’s sole discretion to perfect and to maintain the perfection and priority of the Administrative Agent’s security interest in the Collateral, (ii) in the case of any Intellectual Property owned by or licensed to such Obligor, execute, deliver and have recorded any document that the Administrative Agent may request to evidence, effect, publicize or record the Administrative Agent’s security interest in such Intellectual Property and the goodwill and General Intangibles of such Obligor relating thereto or represented thereby, (iii) to endorse and collect any cash proceeds of the Collateral, (iv) to file a carbon, photographic or other reproduction of this Agreement or any financing statement with respect to the Collateral as a financing statement and to file any other financing statement or amendment of a financing statement (which does not add new collateral or add a debtor) in such offices as the Administrative Agent in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the Administrative Agent’s security interest in the Collateral, (v) to contact and enter into one or more agreements with the issuers of uncertificated securities which are Pledged Collateral or with securities intermediaries holding Pledged Collateral as may be necessary or advisable to give the Administrative Agent Control over such Pledged Collateral, (vi) to apply the proceeds of any Collateral received by the Administrative Agent to the Secured Obligations as provided in Section 2.18(e) of the Credit Agreement, (vii) to discharge past due taxes, assessments, charges, fees or Liens on the Collateral (except for such Liens that are Permitted Liens), (viii) to demand payment or enforce payment of the Receivables in the name of the Administrative Agent or such Obligor and to endorse any and all checks, drafts, and other instruments for the payment of money relating to the Receivables, (ix) to sign such Obligor’s name on any invoice or bill of lading relating to the Receivables, drafts against any Account Debtor of the Obligor, assignments and verifications of Receivables, (x) to exercise all of such Obligor’s rights and remedies with respect to the collection of the Receivables and any other Collateral, (xi) to settle, adjust, compromise, extend or renew the Receivables, (xii) to settle, adjust or compromise any legal proceedings brought to collect Receivables, (xiii) to prepare, file and sign such Obligor’s name on a proof of claim in bankruptcy or similar document against any Account Debtor of such Obligor, (xiv) to prepare, file and sign such Obligor’s name on any notice of Lien, assignment or satisfaction of Lien or similar document in connection with the Receivables, (xv) to change the address for delivery of mail addressed to such Obligor to such address as the Administrative Agent may designate and to receive, open and dispose of all mail addressed to such Obligor, and (xvi) to do all other acts and things necessary to carry out this Agreement; and such Obligor agrees to reimburse the Administrative Agent on demand for any payment made or any expense incurred by the Administrative Agent in connection with any of the foregoing; provided, further that, this authorization shall not relieve such Obligor of any of its obligations under this Agreement or under the Credit Agreement.

(b) All acts of said attorney or designee are hereby ratified and approved. The powers conferred on the Administrative Agent, for the benefit of the Administrative Agent and the other Secured Parties, under this Section 7.2 are solely to protect the Administrative Agent’s interests in the Collateral and shall not impose any duty upon the Administrative Agent or any other Secured Party to exercise any such powers.

7.3. Proxy. EACH OBLIGOR HEREBY IRREVOCABLY CONSTITUTES AND APPOINTS THE ADMINISTRATIVE AGENT AS ITS PROXY AND ATTORNEY-IN-FACT (AS SET FORTH IN SECTION 7.2 ABOVE) WITH RESPECT TO ITS PLEDGED COLLATERAL, INCLUDING THE RIGHT TO VOTE ANY OF THE PLEDGED COLLATERAL, WITH FULL POWER OF SUBSTITUTION TO DO SO. IN ADDITION TO THE RIGHT TO VOTE ANY OF THE PLEDGED COLLATERAL, THE APPOINTMENT OF THE ADMINISTRATIVE AGENT AS PROXY AND ATTORNEY-IN-FACT SHALL INCLUDE THE RIGHT TO EXERCISE ALL OTHER RIGHTS, POWERS, PRIVILEGES AND REMEDIES TO WHICH A HOLDER OF ANY OF THE PLEDGED COLLATERAL WOULD BE ENTITLED (INCLUDING GIVING OR WITHHOLDING WRITTEN CONSENTS OF SHAREHOLDERS, CALLING SPECIAL MEETINGS OF SHAREHOLDERS AND VOTING AT SUCH MEETINGS). SUCH PROXY SHALL BE EFFECTIVE, AUTOMATICALLY AND WITHOUT THE NECESSITY OF ANY ACTION (INCLUDING ANY TRANSFER OF ANY OF THE PLEDGED COLLATERAL ON THE RECORD BOOKS OF THE ISSUER THEREOF) BY ANY PERSON (INCLUDING THE ISSUER OF THE PLEDGED COLLATERAL OR ANY OFFICER OR AGENT THEREOF), UPON THE OCCURRENCE AND DURING THE CONTINUATION OF AN EVENT OF DEFAULT.

7.4. Nature of Appointment; Limitation of Duty. THE APPOINTMENT OF THE ADMINISTRATIVE AGENT AS PROXY AND ATTORNEY-IN-FACT IN THIS ARTICLE VII IS COUPLED WITH AN INTEREST AND SHALL BE IRREVOCABLE UNTIL THE DATE ON WHICH THIS AGREEMENT IS TERMINATED IN ACCORDANCE WITH SECTION 8.14. NOTWITHSTANDING ANYTHING CONTAINED HEREIN, NONE OF THE ADMINISTRATIVE AGENT, ANY LENDER, ANY OTHER SECURED PARTY, ANY OF THEIR AFFILIATES, OR ANY OF THEIR OR THEIR AFFILIATES’ RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES SHALL HAVE ANY DUTY TO EXERCISE ANY RIGHT OR POWER GRANTED HEREUNDER OR OTHERWISE OR TO PRESERVE THE SAME AND SHALL NOT BE LIABLE FOR ANY FAILURE TO DO SO OR FOR ANY DELAY IN DOING SO, EXCEPT IN RESPECT OF DAMAGES ATTRIBUTABLE SOLELY TO ITS OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT AS FINALLY DETERMINED BY A COURT OF COMPETENT JURISDICTION; PROVIDED THAT, IN NO EVENT SHALL THEY BE LIABLE FOR ANY PUNITIVE, EXEMPLARY, INDIRECT OR CONSEQUENTIAL DAMAGES.

ARTICLE VIII

GENERAL PROVISIONS

8.1. Waivers. Each Obligor hereby waives notice of the time and place of any public sale or the time after which any private sale or other disposition of all or any part of the Collateral may be made. To the extent such notice may not be waived under applicable law, any notice made shall be deemed reasonable if sent to the Obligors, addressed as set forth in Article IX, at least ten days prior to (i) the date of any such public sale or (ii) the time after which any such private sale or other disposition may be made. To the maximum extent permitted by applicable law, each Obligor waives all claims, damages, and demands against the Administrative Agent or any other Secured Party arising out of the repossession, retention or sale of the Collateral, except such as arise solely out of the gross negligence or willful misconduct of the Administrative Agent or such other Secured Party as finally determined by a court of competent jurisdiction. To the extent it may lawfully do so, each Obligor absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against the Administrative Agent or any other Secured Party, any valuation, stay, appraisal, extension, moratorium, redemption or similar laws and any and all rights or defenses it may have as a surety or guarantor now or hereafter existing which, but for this provision, might be applicable to the sale of any Collateral made under the judgment, order or decree of any court, or privately under the power of sale conferred by this Agreement, or otherwise. Except as otherwise specifically provided herein, each Obligor hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Agreement or any Collateral.

8.2. Limitation on Administrative Agent’s and Other Secured Parties’ Duty with Respect to the Collateral. The Administrative Agent shall have no obligation to clean-up or otherwise prepare the Collateral for sale. The Administrative Agent and each other Secured Party shall use reasonable care with respect to the Collateral in its possession or under its control. Neither the Administrative Agent nor any other Secured Party shall have any other duty as to any Collateral in its possession or control or in the possession or control of any agent or nominee of the Administrative Agent or such other Secured Party, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto. To the extent that applicable law imposes duties on the Administrative Agent to exercise remedies in a commercially reasonable manner, each Obligor acknowledges and agrees that it is commercially reasonable for the Administrative Agent (i) to fail to incur expenses deemed significant by the Administrative Agent to prepare Collateral for disposition or otherwise to transform raw material or work in process into finished goods or other finished products for disposition, (ii) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (iii) to fail to exercise collection remedies against Account Debtors or other Persons obligated on Collateral or to remove Liens on or any adverse claims against Collateral, (iv) to exercise collection remedies against Account Debtors and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (v) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (vi) to contact other Persons, whether or not in the same business as such Obligor, for expressions of interest in acquiring all or any portion of the Collateral, (vii) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature, (viii) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets, (ix) to dispose of assets in wholesale rather than retail markets, (x) to disclaim disposition warranties, such as title, possession or quiet enjoyment, (xi) to purchase insurance or credit enhancements to insure the Administrative Agent against risks of loss, collection or disposition of Collateral or to provide to the Administrative Agent a guaranteed return from the collection or disposition of Collateral, or (xii) to the extent deemed appropriate by the Administrative Agent, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Administrative Agent in the collection or disposition of any of the Collateral. Each Obligor acknowledges that the purpose of this Section 9.2 is to provide non-exhaustive indications of what actions or omissions by the Administrative Agent would be commercially reasonable in the Administrative Agent’s exercise of remedies against the Collateral and that other actions or omissions by the Administrative Agent shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 9.2. Without limitation upon the foregoing, nothing contained in this Section 9.2 shall be construed to grant any rights to any Obligor or to impose any duties on the Administrative Agent that would not have been granted or imposed by this Agreement or by applicable law in the absence of this Section 9.2.

8.3. Compromises and Collection of Collateral . The Obligors and the Administrative Agent recognize that setoffs, counterclaims, defenses and other claims may be asserted by obligors with respect to certain of the Receivables, that certain of the Receivables may be or become uncollectible in whole or in part and that the expense and probability of success in litigating a disputed Receivable may exceed the amount that reasonably may be expected to be recovered with respect to a Receivable. In view of the foregoing, each Obligor agrees that the Administrative Agent may at any time and from time to time, if an Event of Default has occurred and is continuing, compromise with the obligor on any Receivable, accept in full payment of any Receivable such amount as the Administrative Agent in its sole discretion shall determine or abandon any Receivable, and any such action by the Administrative Agent shall be commercially reasonable so long as the Administrative Agent acts in good faith based on information known to it at the time it takes any such action.

8.4. Secured Party Performance of Debtor Obligations. Without having any obligation to do so, after the occurrence and during the continuation of an Event of Default, the Administrative Agent may perform or pay any obligation which any Obligor has agreed to perform or pay in this Agreement and the Obligors shall reimburse the Administrative Agent for any amounts paid by the Administrative Agent pursuant to this Section 8.4. The Obligors’ obligation to reimburse the Administrative Agent pursuant to the preceding sentence shall be a Secured Obligation payable on demand.

8.5. Specific Performance of Certain Covenants. Each Obligor acknowledges and agrees that a breach of any of the covenants contained in Sections 5.1(c), 5.4, 5.5, 5.6, 5.7, 5.8, 5.9, 5.10, 5.12, 6.3, or 9.7 will cause irreparable injury to the Administrative Agent and the other Secured Parties, that the Administrative Agent and the other Secured Parties have no adequate remedy at law in respect of such breaches and therefore agrees, without limiting the right of the Administrative Agent or the other Secured Parties to seek and obtain specific performance of other obligations of the Obligors contained in this Agreement, that the covenants of the Obligors contained in the Sections referred to in this Section 8.5 shall be specifically enforceable against the Obligors.

8.6. Dispositions Not Authorized. No Obligor is authorized to sell or otherwise dispose of the Collateral except as set forth in Section 6.13 of the Credit Agreement and, notwithstanding any course of dealing between any Obligor and the Administrative Agent or other conduct of the Administrative Agent, no authorization to sell or otherwise dispose of the Collateral (except as set forth in Section 6.13 of the Credit Agreement) shall be binding upon the Administrative Agent or the other Secured Parties unless such authorization is in writing signed by the Administrative Agent with the consent or at the direction of the Required Lenders.

8.7. No Waiver; Amendments; Cumulative Remedies. No delay or omission of the Administrative Agent or any other Secured Party to exercise any right or remedy granted under this Agreement shall impair such right or remedy or be construed to be a waiver of any Default or an acquiescence therein, and any single or partial exercise of any such right or remedy shall not preclude any other or further exercise thereof or the exercise of any other right or remedy. No waiver, amendment or other variation of the terms, conditions or provisions of this Agreement whatsoever shall be valid unless in writing signed by the Administrative Agent with the concurrence or at the direction of the Lenders required under Section 9.11 of the Credit Agreement and then only to the extent in such writing specifically set forth. All rights and remedies contained in this Agreement or by law afforded shall be cumulative and all shall be available to the Administrative Agent and the other Secured Parties until the Secured Obligations have been paid in full.

8.8. Limitation by Law; Severability of Provisions. All rights, remedies and powers provided in this Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Agreement are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited to the extent necessary so that they shall not render this Agreement invalid, unenforceable or not entitled to be recorded or registered, in whole or in part. Any provision in this Agreement that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of this Agreement are declared to be severable.

8.9. Discharge; Reinstatement. This Agreement and the obligations of the Obligors hereunder shall remain in full force and effect and continue to be effective until all Secured Obligations shall have been indefeasibly paid in full, the Commitments under the Credit Agreement shall have terminated or expired and all Rate Management Transactions and transactions in respect of Specified Cash Management Obligations have terminated or expired or have been cash-collateralized in a manner reasonably satisfactory to the Administrative Agent. If (a) any petition be filed by or against any Obligor for liquidation or reorganization, (b) any Obligor become insolvent or make an assignment for the benefit of any creditor or creditors or (c) a receiver or trustee be appointed for all or any significant part of any Obligor’s assets, this Agreement and the obligations of the Obligors hereunder shall remain in full force and effect and continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof (including a payment effected through exercise of a right of setoff), is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a “voidable preference”, “fraudulent conveyance”, or otherwise (including pursuant to any settlement entered into by a Secured Party in its discretion), all as though such payment or performance had not been made. In the event that any payment, or any part thereof (including a payment effected through exercise of a right of setoff), is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

8.10. Benefit of Agreement. The terms and provisions of this Agreement shall be binding upon and inure to the benefit of the Obligors, the Administrative Agent and the other Secured Parties and their respective successors and assigns (including all persons who become bound as an Obligor to this Agreement), except that no Obligor shall have the right to assign its rights or delegate its obligations under this Agreement or any interest herein, without the prior written consent of the Administrative Agent. No sales of participations, assignments, transfers, or other dispositions of any agreement governing the Secured Obligations or any portion thereof or interest therein shall in any manner impair the Lien granted to the Administrative Agent, for the benefit of the Administrative Agent and the other Secured Parties, hereunder.

8.11. Survival of Representations. All representations and warranties of the Obligors contained in this Agreement shall survive the execution and delivery of this Agreement.

8.12. Taxes. Section 3.4 of the Credit Agreement is incorporated herein mutatis mutandis.

8.13. Headings. The title of and section headings in this Agreement are for convenience of reference only, and shall not govern the interpretation of any of the terms and provisions of this Agreement.

8.14. Releases of Liens. Section 10.11 of the Credit Agreement is incorporated herein mutatis mutandis.

8.15. Entire Agreement. This Agreement embodies the entire agreement and understanding between the Obligors and the Administrative Agent relating to the Collateral and supersedes all prior agreements and understandings between the Obligors and the Administrative Agent relating to the Collateral.

8.16. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

8.17. SUBMISSION TO JURISDICTION; WAIVERS. SECTION 15.2 OF THE CREDIT AGREEMENT IS INCORPORATED HEREIN MUTATIS MUTANDIS.

8.18. WAIVER OF JURY TRIAL. SECTION 15.3 OF THE CREDIT AGREEMENT IS INCORPORATED HEREIN MUTATIS MUTANDIS.

8.19. Expenses; Indemnity.

(a) Section 9.6 of the Credit Agreement is incorporated herein mutatis mutandis.

(b) In addition to and not in derogation of the provisions of Section 9.6 of the Credit Agreement, each Obligor hereby further agrees to indemnify the Administrative Agent and the other Secured Parties, and their respective successors, assigns, agents and employees, from and against any and all liabilities, damages, penalties, suits, fees, costs, and expenses of any kind and nature (including, without limitation, all reasonable expenses of litigation or preparation therefor whether or not the Administrative Agent or any other Secured Party is a party thereto) imposed on, incurred by or asserted against the Administrative Agent or the other Secured Parties, or their respective successors, assigns, agents and employees, in any way relating to or arising out of this Agreement, or the manufacture, purchase, acceptance, rejection, ownership, delivery, lease, possession, use, operation, condition, sale, return or other disposition of any Collateral (including, without limitation, latent and other defects, whether or not discoverable by the Administrative Agent or the other Secured Parties or any Obligor, and any claim for Patent, Trademark or Copyright infringement) except to the extent that they are determined in a final nonappealable judgment by a court of competent jurisdiction to have resulted from (i) the gross negligence or willful misconduct of the party seeking indemnification, (ii) any material breach of the express obligations of such indemnified person under this Agreement pursuant to a claim initiated by any Obligor or (iii) any dispute solely between or among indemnified persons (not arising as a result of any act or omission by an Obligor), other than claims against any Person in its capacity as, or in fulfilling its role as, Administrative Agent or Secured Party.

8.20. Counterparts. Section 15.1 of the Credit Agreement is incorporated herein mutatis mutandis.

8.21. Obligations Absolute. Each Obligor agrees that all rights of the Administrative Agent hereunder, and all obligations of the Obligors hereunder, shall be absolute and unconditional and shall not be discharged or otherwise affected as a result of any of the following:

(a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any other agreement or instrument governing or evidencing, or any provision of applicable law or regulation purporting to prohibit the payment by the Borrower, or any Guarantor of any Secured Obligations or any other amount payable by the Borrower under the Credit Agreement, any other Loan Document, any Rate Management Transaction or any transaction in respect of Specified Cash Management Obligations;

(b) any extension, renewal, settlement, compromise, change in the time, manner or place of payment of, or in any other term of, all or any part of the Secured Obligations, or any other amendment, modification, restatement, supplement or waiver of, or any consent to any departure from, the Credit Agreement, any other Loan Document or any other agreement or instrument governing or evidencing any Secured Obligations;

(c) any exchange, release or non-perfection of any Collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Secured Obligations;

(d) any action or failure to act by the Administrative Agent or any Lender with respect to any Collateral securing all or any part of the Secured Obligations;

(e) the existence of any claim, setoff or other rights which any Guarantor may have at any time against the Borrower, any other guarantor of any of the Secured Obligations, the Administrative Agent or any Lender, whether in connection herewith or any unrelated transactions;

(f) any change in the corporate existence, structure or ownership of the Borrower or any Guarantor of any of the Secured Obligations, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Borrower, or any Guarantor, or its assets or any resulting release or discharge of any obligation of the Borrower, or any other guarantor of any of the Secured Obligations; or

(g) any other act or omission to act or delay of any kind by the Borrower, any other guarantor of the Secured Obligations, the Administrative Agent, any Lender or any other circumstance which might otherwise constitute a legal or equitable defense available to, or a discharge of, any Obligor.

8.22. Release. Each Obligor consents and agrees that the Administrative Agent may at any time, or from time to time, in its discretion exchange, release and/or surrender all or any of the Collateral (including the Pledged Collateral), or any part thereof, by whomsoever deposited, which is now or may hereafter be held by the Administrative Agent in connection with all or any of the Secured Obligations; all in such manner and upon such terms as the Administrative Agent may deem proper, and without notice to or further assent from any Obligor, it being hereby agreed that each Obligor shall be and remain bound upon this Agreement, irrespective of the value or condition of any of the Collateral, and notwithstanding any such change, exchange, settlement, compromise, surrender, release, renewal or extension, and notwithstanding also that the Secured Obligations may, at any time, exceed the aggregate principal amount thereof set forth in the Credit Agreement, or any other agreement governing any Secured Obligations.

8.23. Amendment and Restatement. This Agreement amends and restates the Existing Security Agreements and the Existing Guaranty Agreements, and on the date hereof the terms and conditions of this Agreement shall supersede and replace in their entirety those of each Existing Security Agreement and each Existing Guaranty Agreement, each of which shall be of no further force and effect. This Agreement does not constitute a novation of the obligations and liabilities under the Existing Security Agreements or the Existing Guaranty Agreements, or evidence repayment or termination of any such obligations and liabilities. Each Obligor acknowledges that the Liens, security interests and guarantee obligations created by the Existing Security Agreements and the Existing Guaranty Agreements shall be carried forward from the date hereof and governed by the terms and conditions of this Agreement and have not been released or impaired in any way.

ARTICLE IX

NOTICES

9.1. Sending Notices. Any notice required or permitted to be given under this Agreement shall be sent in accordance with Section 13.1 of the Credit Agreement.

9.2. Change in Address for Notices. Each of the Obligors, the Administrative Agent and the Lenders may change the address for service of notice upon it by a notice in writing to the other parties.

ARTICLE X

THE ADMINISTRATIVE AGENT

JPMorgan Chase Bank, N.A. has been appointed Administrative Agent for the other Secured Parties hereunder pursuant to Article X of the Credit Agreement. It is expressly understood and agreed by the parties to this Agreement that any authority conferred upon the Administrative Agent hereunder is subject to the terms of the delegation of authority made by the Secured Parties to the Administrative Agent pursuant to the Credit Agreement, and that the Administrative Agent has agreed to act (and any successor Administrative Agent shall act) as such hereunder only on the express conditions contained in such Article X. Any successor Administrative Agent appointed pursuant to Article X of the Credit Agreement shall be entitled to all the rights, interests and benefits of the Administrative Agent hereunder.

[Signature pages follow.]

IN WITNESS WHEREOF, the Obligors and the Administrative Agent have executed this Agreement as of the date first above written.

OBLIGORS:	SUPERIOR ENERGY SERVICES, INC.

By: /s/ Robert S. Taylor
Name: Robert S. Taylor
Title: Executive Vice President, Treasurer and Chief Financial Officer

SESI, L.L.C.

By: /s/ Robert S. Taylor
Name: Robert S. Taylor
Title: Executive Vice President, Treasurer and Chief Financial Officer

1105 PETERS ROAD, L.L.C.
ALLIANCE ENERGY SERVICE CO. LLC
CSI TECHNOLOGIES, LLC
COMPLETE ENERGY SERVICES, INC.
CONNECTION TECHNOLOGY, L.L.C.
H.B. RENTALS, L.C.
INTEGRATED PRODUCTION SERVICES, INC.
INTERNATIONAL SNUBBING SERVICES, L.L.C.
PUMPCO ENERGY SERVICES, INC.
STABIL DRILL SPECIALTIES, L.L.C.
SUPERIOR ENERGY SERVICES-NORTH AMERICA SERVICES, INC.
SUPERIOR INSPECTION SERVICES, L.L.C.
TEXAS CES, INC.
WARRIOR ENERGY SERVICES CORPORATION
WILD WELL CONTROL, INC.
WORKSTRINGS INTERNATIONAL, L.L.C.

By: /s/ Robert S. Taylor
Name: Robert S. Taylor
Title: Vice President and Treasurer

MONUMENT WELL SERVICE CO.

By: /s/ Robert S. Taylor
Name: Robert S. Taylor
Title: Vice President, Treasurer and Assistant
Secretary

[Signature Page to Guaranty and Collateral Agreement - SESI, L.L.C.

OBLIGORS:	SUPERIOR ENERGY SERVICES, L.L.C.

	By:	/s/ Robert S. Taylor
Name: Robert S. Taylor
Title: Executive Vice President, Treasurer and Chief Financial Officer

STATE OF TEXAS         §

                                          §

COUNTY OF HARRIS  §

The foregoing instrument was acknowledged before me this 19th day of October, 2017, by Robert S. Taylor, in his capacity as the Executive Vice President, Treasurer and Chief Financial Officer of SUPERIOR ENERGY SERVICES, INC. and SESI, L.L.C., the Vice President and Treasurer of 1105 PETERS ROAD, L.L.C., ALLIANCE ENERGY SERVICE CO. LLC, CSI TECHNOLOGIES, LLC, COMPLETE ENERGY SERVICES, INC., CONNECTION TECHNOLOGY, L.L.C., H.B. RENTALS, L.C., INTEGRATED PRODUCTION SERVICES, INC., INTERNATIONAL SNUBBING SERVICES, L.L.C., PUMPCO ENERGY SERVICES, INC., STABIL DRILL SPECIALTIES, L.L.C., SUPERIOR ENERGY SERVICES-NORTH AMERICA SERVICES, INC., SUPERIOR INSPECTION SERVICES, L.L.C., TEXAS CES, INC., WARRIOR ENERGY SERVICES CORPORATION, WILD WELL CONTROL, INC. and WORKSTRINGS INTERNATIONAL, L.L.C., the Vice President, Treasurer and Assistant Secretary of MONUMENT WELL SERVICE CO. and the Executive Vice President, Treasurer and Chief Financial Officer of SUPERIOR ENERGY SERVICES, L.L.C., of on behalf of said entities.

/s/ Cara Elaine Vance
Notary Public

My commission expires: 10-30-2019

[Signature Page to Guaranty and Collateral Agreement - SESI, L.L.C.]

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

By: /s/ Andrew G. Ray
Name: Andrew G. Ray
Title: Authorized Signatory

STATE OF TEXAS         §

                                          §

COUNTY OF HARRIS  §

The foregoing instrument was acknowledged before me this day of October, 2017, by Andrew G. Ray, an Authorized Signatory of JPMORGAN CHASE BANK, N.A., on behalf of said national banking association.

/s/ Teri Kay Anderson
Notary Public

My commission expires: 6/3/2018

[Signature Page to Guaranty and Collateral Agreement - SESI, L.L.C.]

The schedules and exhibits have been intentionally omitted and will be made available to the Securities and Exchange Commission upon request.